EXHIBIT 8





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                          REGISTRATION RIGHTS AGREEMENT

                                      among

                                  ONEOK, INC.,
                            an Oklahoma corporation,

                              WESTAR ENERGY, INC.,
                              a Kansas corporation

                                       and

                            WESTAR INDUSTRIES, INC.,
                              a Kansas Corporation

                           Dated as of January 9, 2003

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           -----


                                    ARTICLE I

                                   DEFINITIONS

 Section 1.1.   Certain Defined Terms..........................................1
 Section 1.2.   Other Defined Terms............................................2
 Section 1.3.   General........................................................2
 Section 1.4.   Headings.......................................................3

                                   ARTICLE II

       TERMINATION OF PRIOR REGISTRATION RIGHTS AGREEMENT; EFFECTIVENESS;
                               SHELF REGISTRATION

 Section 2.1.   Termination....................................................3
 Section 2.2.   Effectiveness..................................................3
 Section 2.3.   Shelf Registration.............................................3

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

 Section 3.1.   Representations and Warranties of Parent and the
                 Shareholder...................................................4
 Section 3.2.   Representations and Warranties of the Company..................4

                                   ARTICLE IV

                         REGISTRATION RIGHTS; OFFERINGS

 Section 4.1.   "Piggy-Back" Offerings.........................................4
 Section 4.2.   Shelf Takedowns................................................5
 Section 4.3.   Intentionally Omitted..........................................8
 Section 4.5.   Registration Expenses.........................................15
 Section 4.6.   Indemnification; Contribution.................................15

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                                                                           -----

 Section 4.7.   Underwriters..................................................19
 Section 4.8.   Exchange Act Filings; Rule 144; Rule 144A.....................19
 Section 4.9.   Agreement of the Shareholder..................................20
 Section 4.10.  Legends.......................................................20
 Section 4.11.  Treatment of Convertible Preferred Stock......................20

                                    ARTICLE V

                                  MISCELLANEOUS

 Section 5.1.   Termination...................................................21
 Section 5.2.   Recapitalizations, Exchanges, Etc. Affecting the Shares.......21
 Section 5.3.   Other Company Securities......................................21
 Section 5.4.   Amendment.....................................................21
 Section 5.5.   Notices.......................................................21
 Section 5.6.   Integration...................................................23
 Section 5.7.   Binding Effect; Benefit.......................................23
 Section 5.8.   Assignability.................................................23
 Section 5.9.   Counterparts..................................................23
 Section 5.10.  Applicable Law................................................23
 Section 5.11.  Shareholder Agreement.........................................23
 Section 5.12.  Severability..................................................23


                                      -ii-

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                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 9, 2003, among Westar Energy, Inc., a Kansas corporation (the "Parent"), Westar Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (together with the Parent, the "Shareholder"), and ONEOK, Inc., an Oklahoma corporation (the "Company").


     WHEREAS, the Company and the Shareholder have entered into a Transaction Agreement, dated as of January 9, 2003 (the "Transaction Agreement") pursuant to which, among other things, (i) the Company has agreed to use commercially reasonable efforts to make a public offering (the "Offering") of shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") and such other securities as the Company may offer, (ii) the Company will use a portion of the proceeds of the Offering to repurchase (the "Repurchase") a portion of the shares of the Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the "Series A Preferred Stock") held by the Shareholder and (iii) the Company will modify the terms of the Series A Preferred Stock by exchanging the (the "Exchange") shares of newly issued
$0.925 Series D Non-Cumulative Convertible Preferred Stock of the Company, par value $0.01 per share (the "Series D Preferred Stock") for all the shares of Series A Preferred Stock held by Shareholder not repurchased by the Company in the Repurchase;

     WHEREAS, the Company and Parent are parties to a Registration Rights Agreement (the "Prior Registration Rights Agreement"), dated as of November 26, 1997, and desire to terminate the Prior Registration Rights Agreement and replace it in its entirety with this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Company and the Shareholder hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     Section 1.1. Certain Defined Terms. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following capitalized terms have the respective meanings set forth below:

     "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under

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                                       -2-



common control with such person. For the purposes of this definition, "control" when used with respect to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in Tulsa, Oklahoma or New York, New York are authorized or obligated by law or executive order to close.

     "Convertible Preferred Stock" shall mean the Series D Preferred Stock.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Person" shall mean any individual, corporation, company, partnership, joint venture, trust, group (as such term is used in Rule 13d-5 under the Exchange Act), business association, government or political subdivision thereof, governmental body or other entity.

     "SEC" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

     "Shareholder Agreement" shall mean the Shareholder Agreement, dated as of the date hereof, among the Company, Parent and the Shareholder.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" shall mean shares of Common Stock or Convertible Preferred Stock now held by the Shareholder and all shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock now held by the Shareholder and shares of Common Stock issued or issuable, directly or indirectly, with respect to such shares of Common Stock by way of a stock dividend, stock split or combination of shares.

     Section 1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the section set forth below:

        Term                                          Location
       ------                                        ----------

 Term                                                       Location
 ----                                                       --------

 Agreement..................................................Preamble
 Blackout Period..............................................4.2(b)
 Claims..........................................................4.6
 Common Stock...............................................Recitals
 Company....................................................Preamble
 Effective Period.............................................4.4(a)
 Exchange...................................................Recitals
 Inspectors...................................................4.4(a)
 Lock-up Notice..................................................4.2
 Maximum Number...............................................4.1(a)
 Offering...................................................Recitals
 Parent.....................................................Preamble
 Piggy-Back Request...........................................4.1(a)
 Piggy-Back Shares............................................4.1(a)
 Pre-emptive Notice..............................................4.2
 Prior Registration Rights Agreement........................Recitals
 Records......................................................4.4(a)
 Registered Shares............................................4.4(a)
 Registration....................................................2.3
 Registration Expenses...........................................4.5
 Repurchase.................................................Recitals
 Securities Act..............................................4.10(a)
 Series A Preferred Stock...................................Recitals
 Series D Preferred Stock...................................Recitals
 Shareholder................................................Preamble
 Shelf Registration Statement....................................2.3
 Shelf Takedown..................................................4.2
 Standoff Period.................................................4.2
 Subject Offering.............................................4.1(a)
 Transaction Agreement......................................Recitals


     Section 1.3. General. Unless the context otherwise requires, references in this Agreement to any "section" or "article" shall mean a section or article of this Agreement, as the case may be, and the terms "hereof," "hereunder" and "hereto" and words of similar

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                                       -3-



meaning shall mean this Agreement in its entirety and not any particular provisions of this Agreement. Unless the context otherwise requires, the terms defined herein include the singular as well as the plural.

     Unless the context otherwise requires, each reference herein to the Securities Act, the Exchange Act or Rule 144 under the Securities Act (or any other rule, regulation or form promulgated under either such statute) shall be deemed to mean, as of any time, such statute, rule, regulation or form as then in effect, after all amendments thereto, or, if not then in effect, any successor statute, rule, regulation or form as then in effect, after all amendments thereto.

     Section 1.4. Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.


                                   ARTICLE II

       TERMINATION OF PRIOR REGISTRATION RIGHTS AGREEMENT; EFFECTIVENESS;
                               SHELF REGISTRATION


     Section 2.1. Termination. The Company and Parent agree that, effective immediately upon the consummation of the Repurchase and the Exchange, the Prior Registration Rights Agreement is hereby terminated and is of no further force and effect

     Section 2.2. Effectiveness. This Agreement shall become effective immediately upon the consummation of the Repurchase and the Exchange and shall remain in effect until terminated in accordance with Section 5.1.

     Section 2.3. Shelf Registration. Within sixty (60) days after the consummation of the Repurchase and the Exchange, the Company shall file a registration statement on Form S-3 (the "Shelf Registration Statement") providing for the registration (the "Registration") of the sale of the Shares and shall use commercially reasonable efforts to have the Shelf Registration Statement declared effective under the Securities Act as promptly as practicable after filing and shall use commercially reasonable efforts to maintain the effectiveness of the Shelf Registration Statement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     Section 3.1. Representations and Warranties of Parent and the Shareholder. Each of Parent and the Shareholder hereby represents and warrants to the Company
(i) that it has been duly organized and is an existing corporation in good standing as a corporation under the laws of its state of incorporation, (ii) that it has all requisite corporate power and authority and has received all requisite approvals (including any necessary approval of its Board of Directors) to complete the transactions contemplated hereby and (iii) that this Agreement has been duly authorized, executed and delivered by Parent and the Shareholder and, assuming due authorization and valid execution and delivery by the Company, constitutes a valid and binding agreement of Parent and the Shareholder enforceable against Parent and the Shareholder in accordance with its terms.

     Section 3.2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholder (i) that it has been duly organized and is an existing corporation in good standing under the laws of the State of Oklahoma, (ii) that it has all requisite corporate power and authority, and has received all requisite approvals (including any necessary approval of its Board of Directors) to complete the transactions contemplated hereby and
(iii) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization and valid execution and delivery by Parent and the Shareholder, constitutes a valid and binding agreement enforceable against the Company in accordance with its terms.


                                   ARTICLE IV

                         REGISTRATION RIGHTS; OFFERINGS


     Section 4.1. "Piggy-Back" Offerings. If, at any time following the consummation of the Repurchase and the Exchange, the Company proposes to make an underwritten offering of Common Stock (a "Subject Offering") the Company shall give prompt written notice to the Shareholder of its intention to do so. Such notice shall include an estimate of the aggregate offering price of the total shares of Common Stock proposed to be offered. Upon the written direction of the Shareholder (a "Piggy-Back Request"), given within fifteen (15) business days following the receipt by the Shareholder of any such written notice, the Company shall include in such Subject Offering, subject to the provisions of this

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                                      -5-



Section 4.1, such numbers of shares of Common Stock as shall be set forth in such Piggy-Back Request (the "Piggy-Back Shares").

     (a) In the event that the Company proposes to make a Subject Offering and a nationally recognized independent investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company or the Shareholder in writing that, in its opinion, the inclusion in the Subject Offering of some or all of the Piggy-Back Shares sought to be sold by the Shareholder creates a substantial risk that the price per share of Common Stock that the Company will derive from such sale will be materially and adversely affected or that the number of shares of Common Stock sought to be sold (including any shares of Common Stock sought to be sold at the request of the Company and those sought to be sold by the Shareholder) is a greater number than can reasonably be sold, the Company shall include in such Subject Offering such number of shares of Common Stock as the Company, and the Shareholder are so advised can be sold in such offering without such an effect (the "Maximum Number") as follows and in the following order of priority: (A) first, such number of shares of Common Stock as the Company intended to be sold by the Company and (B) second, if and to the extent that the number of shares of Common Stock to be sold under clause (A) is less than the Maximum Number, such number of shares of Common Stock as the Shareholder shall have intended to sell which, when added to the number of shares of Common Stock to be sold under clause (A), is less than or equal to the Maximum Number.

     (b) Notwithstanding any request under this Section 4.1, the Shareholder may elect in writing to withdraw its request for inclusion of its Piggy-Back Shares in any offering; provided, however, that (i) such request must be made in writing prior to the public announcement of such offering and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Shareholder shall no longer have any right to include Piggy-Back Shares in the offering as to which such withdrawal was made.

     (c) If, as a result of the proration provisions of this Section 4.1, the Shareholder shall not be entitled to include all Piggy-Back Shares in an offering that the Shareholder has requested to be included, the Shareholder may elect to withdraw his request to include Piggy-Back Shares in such offering or may reduce the number requested to be included, provided that the same limitations in subsection (c) shall apply.

     Section 4.2. Shelf Takedowns. Each of the Company and the Shareholder agree that, in the event that the Company or the Shareholder intends to effect an underwritten offering of the Common Stock or Convertible Preferred Stock registered on a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Takedown"), then it shall give the other party at least five (5), but not more than thirty (30) Business Days written notice prior to filing the prospectus supplement with respect to such Shelf Takedown

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                                      -6-



(a "Lock-up Notice"). In the event that the Company receives a Lock-up Notice from the Shareholder, the Company may, within five (5) Business Days of receipt of a Lock-up Notice, give the Shareholder written notice (a "Pre-emptive Notice") that the Company will use commercially reasonable efforts to promptly effect a Shelf Takedown. The Company shall have thirty (30) Business Days from the date of the Pre-emptive Notice in which to effect a Shelf Takedown (the "Standoff Period"). If the Company does not effect a Shelf Takedown within the Standoff Period, the Shareholder may effect a Shelf Takedown within fifteen (15) Business Days thereafter. If (A) the Company delivers a Lock-up Notice or the Company delivers a Pre-emptive Notice, in each case to the Shareholder, and effects a Shelf Takedown within the time period specified in that notice, or (B) the Shareholder delivers a Lock-up Notice and the Shareholder effects a Shelf Takedown as specified in the Lock-up Notice, then, the Shareholder, in the event of the circumstances described in clause (A), shall not, during the period beginning on the date of the Lock-up Notice or Pre-emptive Notice, as the case may be, and ending up to ninety (90) days after the date of the prospectus supplement with respect to the Shelf Takedown, or such shorter period as may be agreed to by the parties, or the Company, in the event of the circumstances described in clause (B), shall not, during the period beginning on the date of the Lock-up Notice and ending up to ninety (90) days after the date of the prospectus supplement with respect to the Shelf Takedown, or such shorter period as may be agreed to by the parties, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the prospectus supplement or otherwise pursuant to the Company's then existing employee or director benefit plans, (B) the granting of any rights to acquire shares of Common Stock pursuant to the Company's then existing employee benefit plans, (C) the filing and effectiveness of the Shelf Registration Statement or (D) sales of Piggy-Back Shares by the Shareholder pursuant to the exercise of rights granted by Section 4.1(a). The Company may not deliver more than one (1) Pre-emptive Notice in any 12-month period.

     (a) Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay, for a reasonable period of time, not to exceed ninety (90) days in the case of clauses (i) and (ii) below, or thirty
(30) days in the case of clause (iii) below (each, a "Blackout Period"), any Shelf Takedown proposed by the Shareholder if the Company shall determine that any such Shelf Takedown would (i) in the good faith judgment of the Board of Directors of the Company, unreasonably impede, delay or otherwise interfere with any pending or contemplated financing (other than a Shelf Takedown), acquisition, corporate reorganization or other similar transaction involving the Company, (ii) based upon advice from the Company's investment banker or financial advisor, adversely affect any pending or contemplated offering or sale of any class of securities by the Company (other than Common Stock pursuant to a Shelf Takedown) or (iii) in good faith judgment of the Board of Directors of the Company require disclosure of material non-public information (other than information relating to an event described in clause (i) or (ii) of this subsection (b)) which, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that in the case of a Blackout Period pursuant to clause (i) or (ii) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant securities offering or sale, financing, acquisition, corporate reorganization or other similar transaction; and provided, further, that in the case of a Blackout Period pursuant to clause
(iii) above, the Company shall give written notice of its determination to postpone or delay any Shelf Takedown and the Blackout Period shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material non-public information or such time as such material non-public information shall be publicly disclosed without breach of the last sentence of this subsection (b); and provided, further, that in the case of a Blackout Period pursuant to clause (i), (ii) or (iii) above, the Company shall furnish to the Shareholder a certificate of an executive officer of the Company to the effect that an event permitting a Blackout Period has occurred. Notwithstanding anything herein to the contrary, the Company shall not exercise pursuant to clause (i) or (ii) of the preceding sentence the right to postpone or delay a Shelf Takedown more than twice in any twelve (12) month period. Upon notice by the Company to the Shareholder of any such determination, the Shareholder covenants that it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (iii) above or Section 4.2(c) below, promptly halt any offer, sale, trading or transfer by it or any of its Affiliates of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus supplement with respect to such Shelf Takedown, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in such Shareholder's possession of such prospectus supplement.

     (b) Anything in this Agreement to the contrary notwithstanding, in case the Shareholder has initiated, but not priced, a Shelf Takedown, if a transaction of the type specified in Section 4.2(b)(i) has not resulted from actions taken by the Company, the Company may cause such Shelf Takedown to be postponed for a reasonable period of time, not to exceed the Blackout Period applicable to Section 4.2(b)(i).

     (c) The Shareholder may not effect more than two (2) Shelf Takedowns in any twelve (12) month period and may not effect a Shelf Takedown at any time after the Company has delivered notice of the redemption of the Convertible Preferred Stock to the Shareholder other than a Shelf Takedown that was initiated prior to delivery of such notice of redemption and delayed as a result of subsection (a),
(b) or (c) of this Section 4.2.

     Section 4.3. Intentionally Omitted.

     Section 4.4. Registration Procedures. In connection with the Shelf Registration Statement and in accordance with the intended method or methods of distribution of the Shares as described in such registration statement, the Company shall, as soon as reasonably practicable (and, in any event, subject to the terms of this Agreement, at or before the time required by applicable laws and regulations):

     (i) Prepare and file with the SEC a registration statement on an appropriate registration form of the SEC, with respect to such Shares, which form shall be selected by the Company with the Shareholder's reasonable consent, and use commercially reasonable efforts to cause such registration statement to become and remain effective promptly; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Shareholder, and the sales or placement agent or agents, if any, for the Shares and the managing underwriter or underwriters, if any, draft copies of all such documents proposed to be filed at least seven (7) days prior to such filing, which documents will be subject to the reasonable review of the Shareholder, the sales or placement agent or agents, if any, for the Shares and the managing underwriter or underwriters, if any, and their respective agents and representatives and (x) the Company will not include in any registration statement information concerning or relating to the Shareholder to which the Shareholder shall reasonably object in writing (unless the inclusion of such information is required by applicable law or the regulations of any securities exchange to which the Company may be subject) and
(y) the Company will not file any Shelf Registration Statement or amendment thereto or any prospectus or any supplement thereto to which the Shareholder may reasonably object in writing;

     (ii) Furnish without charge to the Shareholder, the sales or placement agent or agents, if any, and the managing underwriter or underwriters, if any, such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement in conformity with the requirements of the Securities Act and any regulations promulgated thereunder and (upon the reasonable request by the Shareholder) any documents incorporated therein by reference and such other documents as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of such Shares (the Company hereby consenting to the use in accordance with all applicable law of the prospectus or any amendment or supplement thereto by the Shareholder in connection with the offering and sale of the Shares covered by the prospectus or any amendment or supplement thereto);

     (iii) Use commercially reasonable efforts to keep such registration statement effective for the term of this Agreement (the "Effective Period"); prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period and to cause the prospectus (and any amendments or supplements thereto) to be filed pursuant to Rules 424 and 430A under the Securities Act and/or any successor rules that may be adopted by the SEC, as such rules may be amended from time to time; and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution thereof, as specified in writing by the Shareholder;

     (iv) Except during any Blackout Period, make available for inspection by the Shareholder or by any underwriter, attorney, accountant or other agent retained by the Shareholder (including any attorney retained by any underwriter) (collectively, the "Inspectors") financial and other records and pertinent corporate documents of the Company (collectively, the "Records"), provide the Inspectors with opportunities to discuss the business of the Company with its officers and provide opportunities to discuss the business of the Company with the independent public accountants who have certified its most recent annual financial statements, in each case to the extent customary for transactions of the size and type intended, as specified by the Shareholder, but only to the extent reasonably necessary to enable the Shareholder or any underwriter retained by the Shareholder to conduct a "reasonable investigation" for purposes of Section 11(a) of the Securities Act. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspector unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement of a material fact or omission to state a material fact in the Registration, (B) the disclosure of such Records is required by any court or governmental body with jurisdiction over the Shareholder or Inspector or (C) all of the information contained in such Records has been made generally available to the public. The Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by any governmental body, promptly give prior notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of those Records deemed confidential;

     (v) If requested by the Shareholder, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information as the Shareholder reasonably specifies should be included therein, including, without limitation, information relating to the planned distribution of Shares, the number of Shares being sold by the Shareholder, the name and description of the Shareholder, the offering price of such Shares and any discount, commission or other compensation payable in respect of the Shares being sold, the purchase price being paid therefor to the Shareholder and information with respect to any other terms of the underwritten offering of the Shares to be sold in such offering, except to the extent that the Company is advised in a written opinion of outside counsel that the inclusion of such information is reasonably likely to violate applicable securities laws; and make all required filings of such prospectus, prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

     (vi) If requested by the Shareholder, use commercially reasonable efforts to participate in and assist with a "road show" and other customary marketing efforts in connection with the sale of Shares pursuant to such registration statement, at such times and in such manner as the Company and the Shareholder mutually may determine (and as do not unreasonably interfere with the Company's operations);

     (vii) Use commercially reasonable efforts to register or qualify the Shares covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Shareholder shall reasonably request, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Shareholder or any underwriter to consummate the public sale or other disposition of the Shares in such jurisdictions; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Shares covered by the registration statement; or to subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this paragraph (vii);

     (viii) Use commercially reasonable efforts to cause the Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholder to consummate the public sale or other disposition of the Shares;

     (ix) Use commercially reasonable efforts to cause all Shares covered by such registration statement to be approved for trading on a national interdealer quotation system or listed on the securities exchanges on which similar securities issued by the Company are then listed or traded, if permitted by the rules of such securities exchanges, prior to the sale of such Shares by the Shareholder;

     (x) Promptly notify the Shareholder, at any time when a prospectus relating to any of the Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Shareholder, promptly prepare and furnish to the Shareholder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (xi) Promptly notify the Shareholder, the sales or placement agent or agents, if any, for the Shares and the managing underwriter or underwriters, if any, thereof, after becoming aware thereof, when the registration statement or any related prospectus or any amendment or supplement has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (A) of any request by the SEC for amendments or supplements to the registration statement or the related prospectus or for additional information, (B) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose or (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose;

     (xii) During the Effective Period, use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any post-effective amendment thereto;

     (xiii) Permit the Shareholder if, in its sole judgment exercised in good faith, it believes it might be deemed to be a controlling person of the Company, to participate in the preparation of such registration statement and all discussions between the Company and the SEC or its staff with respect to such registration statement, and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Shareholder should be included;

     (xiv) Deliver promptly to the Shareholder, upon the Shareholder's request, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit the Shareholder to do such investigation, with respect to information contained in or omitted from the registration statement, as it deems reasonably necessary. The Shareholder agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation;

     (xv) Provide a transfer agent and registrar for all such Shares covered by such registration statement not later than the effective date of such registration statement, which transfer agent and registrar may be the Company, subject to any applicable law or regulations;

     (xvi) Cooperate with the Shareholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Shares to be sold under the registration statement, which certificates shall not bear any restrictive legends except as required by law; and, in the case of an underwritten offering, enable such Shares to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request in writing at least two (2) business days prior to any sale of the Shares to the underwriters;

     (xvii) Enter into such agreements (including, if the offering is an underwritten offering, an underwriting agreement) as are customary in transactions of such kind and take such other actions as are reasonably necessary in connection therewith in order to expedite or facilitate the disposition of such Shares; and (A) make such representations and warranties with respect to the registration statement, post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to the managing underwriter or underwriters, if any, of the Shares and, at the option of the Shareholder, make to and for the benefit of such Shareholder the representations, warranties and covenants of the Company which are being made to the underwriters, in form, substance and scope as are customarily made by the Company in connection with offerings of Shares in transactions of such kind (representations and warranties by the participating holders shall also be made as are customary in agreements of that type); provided that the Company shall not be required to make any representations or warranties with respect to information specifically provided by the Shareholder for inclusion in the registration documents; (B) obtain an opinion of counsel to the Company (which counsel may be internal counsel for the Company unless the managing underwriter or underwriters shall otherwise reasonably request) in customary form and covering matters of the type customarily covered by such an opinion, addressed to such managing underwriter or underwriters, if any, and to the Shareholder and dated the date of the closing of the sale of the Shares relating thereto; (C) obtain a "comfort" letter or letters from the independent certified public accountants who have certified the Company's most recent audited financial statements that are incorporated by reference in the registration statement which is addressed to the Shareholder and the managing underwriter or underwriters, if any, and is dated the date of the prospectus used in connection with the offering of such Shares and/or the date of the closing of the sale of such Shares relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by "comfort" letters of such type; (D) deliver such documents and certificates as may be reasonably requested by the Shareholder and the managing underwriter or underwriters, if any, of the Shares to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as provided in Sections 4.5 and 4.6 hereof; and

     (xviii) Comply with all applicable rules and regulations of the SEC and generally make available to its security holders an earnings statement (which need not be audited), as soon as reasonably practicable but in no event later than ninety (90) days after the end of the period of twelve (12) months commencing on the first day of any fiscal quarter next succeeding each sale by the Shareholder of Shares which have been registered pursuant to this Agreement (the "Registered Shares") after the date hereof, which earnings statement shall cover such twelve (12) month period and shall satisfy the provisions of Section 11(a) of the Securities Act and may be prepared in accordance with Rule 158 under the Securities Act.

     (a) In the event that the Company would be required, pursuant to
Section 4.4(a)(xi)(D) above, to notify the Shareholder, the sales or placement agent or agents, if any, for the Shares and the managing underwriter or underwriters, if any, thereof, the Company shall, subject to the provisions of
Section 4.2(b) hereof, as promptly as practicable, prepare and furnish to the Shareholder, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registered Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Shareholder agrees that, upon receipt of any notice from the Company pursuant to
Section 4.4(a)(xi)(D) hereof, the Shareholder shall, and shall use its best efforts to cause any sales or placement agent or agents for the Shares and the underwriters, if any, thereof, to forthwith discontinue disposition of the Shares until such person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy or to deliver to the Company all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Shares as soon as practicable after the Shareholder's receipt of such notice.

     (b) The Shareholder shall furnish to the Company in writing such information regarding the Shareholder and its intended method of distribution of the Shares as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Shares conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. The Shareholder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Shareholder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Shares contains or would contain an untrue statement of a material fact regarding the Shareholder or its intended method of distribution of such Shares or omits to state any material fact regarding the Shareholder or its intended method of distribution of such Shares required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to the Shareholder or the distribution of the Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) In the case of a registration or Subject Offering under Section 4.1 if the Company has determined to enter into an underwriting agreement in connection therewith or in the case of any Shelf Takedown, all Shares to be included in such registration shall be subject to an underwriting agreement and no person may participate in such registration unless such person agrees to sell such person's securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other document (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register the Shareholder's Shares.

     Section 4.5. Registration Expenses. Except as set forth below, the Company agrees to bear and to pay, or cause to be paid, promptly upon request being made therefor, all expenses incident to the Company's performance of its obligation to file the Shelf Registration Statement and to register for the shares for sale or compliance with this Agreement, including, without limitation: (a) all fees and expenses in connection with the qualification of the Registered Shares for offering and sale under state securities or "blue sky" laws referred to in
Section 4.4(a)(vii) hereof, including reasonable fees and disbursements of counsel for any placement or sales agent or underwriter in connection with such qualifications, (b) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Shares and all other documents relating hereto, (c) the costs and charges of any escrow agent, transfer agent, registrar, any custodian or attorney-in-fact appointed to act on behalf of the Shareholder (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (d) fees, disbursements and expenses of the Company's counsel and its other advisors and experts and independent certified public accountants of the Company (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance) and (e) the fees and expenses incurred in connection with the listing of the Shares on The New York Stock Exchange, Inc. and any other stock exchange or national securities exchange on which Shares shall at such time be listed (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by the Shareholder, any sales or placement agent or agents for the Shares and the underwriters, if any, thereof, in connection with the filing of the Shelf Registration Statement and the registration of the Shares for sale, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. The Shareholder shall pay all Registration Expenses with respect to any Shelf Takedown effected by the Shareholder and shall pay its pro rata share of the Registration Expenses for any Subject Offering in which the Shareholder has requested that Piggy-Back Shares be included. The Shareholder shall pay all underwriting discounts and commissions and any capital gains, income or transfer taxes, if any, attributable to the sale of the Shares.

     Section 4.6. Indemnification; Contribution. Indemnification by the Company. The Company shall, and it hereby agrees to, indemnify and hold harmless Parent, the Shareholder, and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of the Shares, against any losses, claims, damages or liabilities to which Parent, the Shareholder or such agent or underwriter may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (collectively, "Claims") arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse Parent, the Shareholder or any such agent or underwriter for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Parent, the Shareholder or any agent, underwriter or representative of Parent or the Shareholder expressly for use therein, or by Parent or the Shareholder's failure to furnish the Company, upon request, with the information with respect to Parent, the Shareholder, or any agent, underwriter or representative of Parent or the Shareholder, or Parent or the Shareholder's intended method of distribution, that is the subject of the untrue statement or omission or if the Company shall sustain the burden of proving that Parent, the Shareholder or such agent or underwriter sold securities to the person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus (excluding any documents incorporated by reference therein) or of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to Parent or the Shareholder or such agent or underwriter, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement.

     (a) Indemnification by the Shareholder and Any Agents or Underwriters. Parent and the Shareholder shall, and hereby agrees, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers, employees and controlling persons, if any, and each underwriter, its partners, officers, directors, employees and controlling persons, if any, in any offering or sale of Shares, against any Claims to which the Company, its directors, officers, employees and controlling persons, if any, may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Parent or the Shareholder or such agent or underwriter (as the case may be) expressly for use therein and (ii) reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim.

     (b) Notice of Claims, Etc. Promptly after receipt by an indemnified party under Section 4.6 (a) or (b) above of written notice of the commencement of any action or proceeding for which indemnification under Section (a) or (b) above may be requested, such indemnified party shall, without regard to whether a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of, or as contemplated by, this Section 4.6, notify such indemnifying party and the underwriter in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding on account of the indemnification provisions of or contemplated by Section 4.6(a) or 4.6(b) hereof unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall have the right to control its defense and shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate counsel). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 4.6(a) or
(b) (whether or not the indemnified party is an actual or potential party thereto), unless such compromise, consent or settlement includes an unconditional term given by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation and does not subject the indemnified party to any injunctive relief or other equitable remedy.

     (c) Contribution. Parent, the Shareholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 4.6(a) or 4.6(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefit derived by the parties shall be determined by reference to the fact that the Company entered into the Prior Registration Rights Agreement to induce Parent to engage in the transaction in which the Shares were acquired. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined (i) by pro rata allocation (even if Parent or the Shareholder or any agents for, or underwriters of, the Shares, or all of them, were treated as one entity for such purpose), or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.6(d). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 4.6(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (d) The indemnification and contribution required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (e) Beneficiaries of Indemnification. The obligations of the Company under this Section 4.6 shall be in addition to any liability that it may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of Parent and the Shareholder and each agent and underwriter of the Shares and each person, if any, who controls Parent and the Shareholder or any such agent or underwriter within the meaning of the Securities Act; and the obligations of Parent, the Shareholder and any agents or underwriters contemplated by this Section 4.6, shall be in addition to any liability that Parent, the Shareholder or their respective agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

     Section 4.7. Underwriters. If any of the Shares are to be sold pursuant to an Shelf Takedown by the Shareholder, the investment banker or bankers and the managing underwriter or underwriters thereof shall be selected by the Shareholder, provided that such managing underwriter or underwriters must be of recognized international standing and reasonably acceptable to the Company.

     Section 4.8. Exchange Act Filings; Rule 144; Rule 144A. The Company covenants to and with the Shareholder that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act and the rules and regulations adopted by the SEC thereunder) and shall take such further action as the Shareholder may reasonably request, all to the extent required from time to time to enable the Shareholder to sell Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Shareholder, the Company shall deliver to the Shareholder a written statement as to whether it has complied with such requirements.

     (a) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company agrees, upon the request of the Shareholder seeking to transfer Shares in conformity with Rule 144A under the Securities Act, to furnish to the Shareholder or prospective purchasers of the Shares from the Shareholder the information required by Rule 144A(d)(4)(i) under the Securities Act in the manner and at the times contemplated by such Rule.

     (b) The Company covenants to make available "adequate current public information" concerning the Company within the meaning of Rule 144(c) under the Securities Act.

     Section 4.9. Agreement of the Shareholder. The Shareholder agrees not to, and it shall cause its subsidiaries not to, make any sale, transfer or other disposition of Shares except in compliance with the registration requirements of the Securities Act and the rules and regulations thereunder or in accordance with the terms of this Agreement and the Shareholder Agreement.

     Section 4.10. Legends. Stop transfer restrictions will be given to the Company's transfer agent(s) with respect to the Shares and there will be placed on the certificates or instruments representing the Shares, and on any certificate or instrument delivered in substitution therefor, a legend stating in substance:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO SUCH REGISTRATION OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     (a) The Company hereby agrees that it will cause stop transfer restrictions to be released with respect to any Shares that are transferred (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or Rule 145 under the Securities Act, (iii) in accordance with the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act or
(iv) pursuant to another exemption from the registration requirements of the Securities Act; provided, however, that in the case of any transfer pursuant to clause (ii), (iii) or (iv) above, the request for transfer is accompanied by a written statement signed by the Shareholder confirming compliance with the requirements of the relevant exemption from registration; and provided, further, that in the case of any transfer pursuant to clause (iv) above, other than any transfer by the Shareholder to one or more of its direct or indirect subsidiaries, or among such subsidiaries, or by any such subsidiary to the Shareholder, the Company shall have received a written opinion of counsel reasonably satisfactory to the Company. The Company further agrees that it will cause the legend described in subsection (a) of this Section 4.10 to be removed in the event of any transfer as provided in clause (i), (ii) or (iii) above.

     Section 4.11. Treatment of Convertible Preferred Stock. Shares of Convertible Preferred Stock owned by the Shareholder shall be treated in all respects in the same manner as shares of Common Stock owned by the Shareholder for the purposes of this Agreement.


                                    ARTICLE V

                                  MISCELLANEOUS


     Section 5.1. Termination. This Agreement shall terminate on the date on which the Company shall have obtained or been provided by the Shareholder with a written opinion of legal counsel reasonably satisfactory to the Shareholder and addressed to the Company and the Shareholder to the effect that all of the Shares may be publicly offered for sale in the United States by the Shareholder without restriction as to manner of sale and amount of Securities sold under the Securities Act. In addition, the obligations of the Company set forth in Section 4.1(a) and Section 4.4 shall immediately terminate in the event that the Shareholder Agreement is terminated other than in accordance with Section 6.1 thereof.

     Section 5.2. Recapitalizations, Exchanges, Etc. Affecting the Shares. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such event, amounts hereunder shall be appropriately adjusted.

     Section 5.3. Other Company Securities. The provisions of this Agreement shall apply mutatis mutandis to any publicly-traded security of the Company other than the Common Stock which may be owned by the Shareholder from time to time during the term of this Agreement.

     Section 5.4. Amendment. This Agreement may not be amended except by a written instrument, duly executed by the Company and the Shareholder.

     Section 5.5. Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three (3) days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

                  If to the Company:

                           ONEOK, Inc.
                           100 West Fifth Street
                           Tulsa, Oklahoma 74103
                           Attention:  Chief Executive Officer

                           with a copy to:

                           ONEOK, Inc.
                           100 W. Fifth Street
                           Suite 1000
                           Tulsa, Oklahoma 74103
                           Attention:  General Counsel

                  If to the Shareholder:

                           Westar Industries, Inc.
                           818 Kansas Avenue
                           Topeka, Kansas 66612
                           Attention:  President
                           Fax:  (785) 575-8061

                           with a copy to:

                           Westar Industries, Inc.
                           818 Kansas Avenue
                           Topeka, Kansas 66612
                           Attention:  Corporate Secretary
                           Fax:  (785) 575-1936

                  If to Parent:

                           Westar Energy, Inc.
                           818 Kansas Avenue
                           Topeka, Kansas 66612
                           Attention:  President
                           Fax:  (785) 575-8061
                           with a copy to:

                           Westar Energy, Inc.
                           818 Kansas Avenue
                           Topeka, Kansas 66612
                           Attention:  Corporate Secretary
                           Fax:  (785) 575-1936

     Section 5.6. Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

     Section 5.7. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 5.8. Assignability. This Agreement shall not be assignable by any party hereto.

     Section 5.9. Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 5.10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Oklahoma without giving effect to principles of conflicts of law.

     Section 5.11. Shareholder Agreement. This Agreement shall remain in effect in accordance with its terms notwithstanding the termination or lapse in effectiveness of any other agreement between the Shareholder and the Company, including, but not limited to, the Shareholder Agreement.

     Section 5.12. Severability. In the event any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired, and such unreasonable, unlawful or unenforceable provision shall be interpreted, revised or applied in the manner that renders it lawful and enforceable to the fullest extent possible under law.

                  IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.



                                  ONEOK, INC.


                                  By:  /s/ David L. Kyle
                                       ------------------------------------
                                       Name:    David L. Kyle
                                       Title:   Chairman, President and Chief
                                                 Executive Officer


                                  WESTAR ENERGY, INC.


                                  By:  /s/ James S. Haines, Jr.
                                       ------------------------------------
                                       Name:    James S. Haines, Jr.
                                       Title:   President and Chief Executive
                                                 Officer

                                  WESTAR INDUSTRIES, INC.


                                  By:  /s/ James S. Haines, Jr.
                                       ------------------------------------
                                       Name:  James S. Haines, Jr.
                                       Title: President